Exhibit 10.3

NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS.

No. [000]

COMMON STOCK PURCHASE WARRANT

To Purchase Common Stock in Go2Green Landscaping, Inc.,
a Nevada corporation (the "Company")

This Warrant is issued pursuant to that certain Asset Purchase Agreement by and between Gamwell Technologies Inc., a Texas corporation (the "Holder"), the Company, and Timothy and Cecilia Gamwell of even date herewith (the "APA").  This Warrant shall be effective on the Closing Date (as defined in the APA). This certifies that, for value received, Holder, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the first anniversary of the Closing Date (as defined in the APA) and until the close of business on the tenth (10th) anniversary of the Closing Date, subject to earlier termination as provided herein (the "Termination Date"), but not thereafter, to subscribe for and purchase from the Company common shares ("Common Stock") constituting up to one-fourth percent (0.25%) (the "Warrant Percentage") of the Company's total outstanding common shares on a fully issued and diluted basis as of the first (1st) anniversary of the Closing Date (the "Warrant Shares"). The exercise price per share of the Warrant Shares (the "Exercise Price") under this Warrant shall be $0.40.  The Warrant Percentage, Exercise Price and the number of Warrant Shares for which this Warrant is exercisable shall be subject to further adjustment as provided in Section 9 herein. All terms not defined herein shall have the definitions given in the APA.

1.       Authorization and Reservation of Warrant Shares.  The Company covenants that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.  The Company covenants that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue upon exercise of the rights evidenced by this Warrant, a sufficient number of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

Exhibit 10.3 -- Page 1

2.       Vesting of Warrant.  The Warrant shall vest and become exercisable as follows:

(a)       one-third (1/3) of the Warrant Shares shall vest and become exercisable after any adjustment of the Warrant Percentage pursuant to Section 9(c);

(b)       one-third (1/3) of the Warrant Shares shall vest and become exercisable effective on the second (2nd) anniversary of the Closing Date; and

(c)       one-third (1/3) of the Warrant Shares shall vest and become exercisable effective on the third (3rd) anniversary of the Closing Date.

3.       Exercise of Warrant.

(a)       Method of Exercise.  Exercise of the purchase rights represented by this Warrant may be made in whole (or in part) after and in accordance with the vesting dates as set forth in Section 2 and before the close of business on the Termination Date, by (i) the surrender of this Warrant and delivery of a duly executed Notice of Exercise Form, in the form annexed hereto as Exhibit A, in each case, at the office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and (ii) payment of the Exercise Price of the Warrant Shares thereby purchased by wire transfer of immediately available funds to an account designated by the Company or delivery of a check drawn on a United States bank delivered at the office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company).  The Company may, in its sole discretion, condition the Holder's exercise of this Warrant and the issuance of the Warrant Shares upon the Holder's execution and delivery to the Company of all agreements that have been executed by some or all of the Company's equity investors, including, without limitation, any and all voting agreements, investors' rights agreements, co-sale and right of first refusal agreements, and other shareholders agreements.  Upon an exercise of this Warrant, delivery of the executed agreements referred to above if so required by the Company, and payment in accordance with the foregoing, the Holder shall be entitled to receive either a certificate representing the number of Warrant Shares purchased, or other evidence of ownership.  If this Warrant shall have been duly exercised only in part, the Company shall deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

(b)       Time of Exercise.  The Company agrees that this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which this Warrant shall have been surrendered, a duly executed Notice of Exercise Form has been delivered and payment made for the Warrant Shares, all as aforesaid, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

Exhibit 10.3 -- Page 2

(c)       Early Termination on Liquidity Event.  If a Liquidity Event (as defined below) is proposed to be effected, then the Company shall give the Holder at least ten (10) days' advance notice of the consummation of the proposed Liquidity Event and, if this Warrant has not been exercised by the effective date of the Liquidity Event, this Warrant shall terminate.  The Holder may condition its exercise of this Warrant upon the consummation of the Liquidity Event.  For purposes hereof, "Liquidity Event" shall mean the consolidation or merger of the Company with or into any other corporation or business entity (other than with or into a wholly-owned domestic subsidiary of the Company), the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or the liquidation, dissolution, winding-up or reorganization of the Company.

(d)       Legend on Warrant Shares.  If the shares of Common Stock of the Company are certificated, the Warrant Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.       No Fractional Shares.  No fractional Warrant Shares shall be issued upon the exercise of this Warrant.  As to any fraction of a Warrant Share that a Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount determined on the basis of the Exercise Price.

5.       Transfer.

(a)       The Holder, by acceptance of this Warrant, covenants and agrees that it is acquiring this Warrant and, upon exercise hereof, the Warrant Shares for its own account as an investment and not with a view to distribution hereof or thereof.  Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws, and no transfer of this Warrant or any Warrant Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office, in the form of an assignment reasonably satisfactory to the Company, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of this Warrant or Warrant Shares, as applicable, under the Securities Act is available for such transfer.

Exhibit 10.3 -- Page 3

(b)       The  agrees to maintain books for the registration and the transfer of this Warrant.

6.Rights as a Shareholder until Exercise.  This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

7.       Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

8.       Saturdays, Sundays, Holidays, Etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.       Adjustments.  The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)       Reclassification, Etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and exercisable, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(b)       Split, Subdivision or Combination of Warrant Shares.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and exercisable, shall split (including, without limitation, a common share split effected by means of a stock dividend), subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

Exhibit 10.3 -- Page 4

(c)       MRR Percentage Decrease.  On the first (1st) anniversary of the Closing Date, the Warrant Percentage shall be decreased by the MRR Percentage Decrease, if any, resulting in the adjustment of the number of Warrant Shares purchasable hereunder, pursuant to Section 4.2 of the APA.

10.       Notice of Adjustment.  Upon the occurrence of each adjustment or readjustment pursuant to Section 9, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of Warrant Shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

11.       Notice of Company Action.  If at any time there shall be any capital reorganization of the Company, or any reclassification or recapitalization of the capital of the Company then, in any one or more of such cases, the Company shall give to the Holder at least ten (10) days' prior written notice of the record date for such reorganization, reclassification, or recapitalization.  Such notice in accordance with the foregoing clause also shall specify (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (b) the estimated date on which any such reorganization, reclassification, or recapitalization is to take place.

12.       Miscellaneous.  Section 12.1 through Section 12.3 and 12.6 through 12.14 of the APA shall apply to this Warrant and are incorporated as if set forth herein, mutatis matandis.

 [Signature page follows.]

Exhibit 10.3 -- Page 5

IN WITNESS WHEREOF, this Warrant has been duly executed and delivered on the Closing Date.

COMPANY:

Go2Green Landscaping, Inc.,
a Nevada corporation

By: _____________________________________
Name:___________________________________
Title: _____________________________________

HOLDER:

GAMWELL TECHNOLOGIES, INC.,
a Texas corporation

By: _______________
Name: Timothy Gamwell
Title: President

Exhibit 10.3 -- Page 6

EXHIBIT A

NOTICE OF EXERCISE

To: Go2Green Landscaping, Inc.

The undersigned hereby elects to exercise its right to acquire _______________ shares of Common Stock of Go2Green Landscaping, Inc., a Nevada corporation pursuant to the terms of the attached Common Stock Purchase Warrant and tenders herewith payment by wire transfer of the exercise price of such Common Stock in full.

Date:____________________, 20___.

GAMWELL TECHNOLOGIES, INC., a Texas corporation

By:	__________________________________
Name:	__________________________________
Title:	__________________________________

Exhibit 10.3 -- Page 7